GUARANTEE AGREEMENT

         GUARANTEE AGREEMENT, dated as of September 30, 1996 ("Guarantee Agreement"), executed and delivered by Conseco, Inc., an Indiana corporation (the "Guarantor"), for the benefit of the Holders (as defined below) of the 11 1/4% Senior Subordinated Notes Due 2004 (the "Notes") of American Life Holding Company, a Delaware corporation (the "Company").

         WHEREAS, on September 29, 1994, the Company completed a public offering of $150 million of Notes, of which $150 million are currently outstanding;

         WHEREAS, pursuant to certain stock purchases on September 30, 1996 by the Guarantor and its affiliates, the Company became a majority owned subsidiary of the Guarantor;

         WHEREAS, the Guarantor believes that certain benefits will result to the Guarantor and its subsidiaries through its guarantee of the Notes as provided herein;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the sufficiency of which is hereby acknowledged the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders.

                                    ARTICLE I

                                   Definitions

         As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings.

                  AFFILIATE: of any specified Person, any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  BUSINESS DAY: each day that is not a Saturday, Sunday or a legal holiday in New York, New York.


                  CAPITALIZED LEASE OBLIGATION:   all  monetary  obligations  of
         Guarantor  under  any  leasing  or  similar  arrangement   which,   in
         accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement, the amount of such

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         obligations  shall be the  capitalized  amount  thereof,  determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  CAPITAL STOCK:  any  and  all  shares,  interests,   rights to
         purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

                  CONTINGENT   OBLIGATION:   any   agreement,   undertaking   or
         arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's liability with respect to any Contingent Obligation shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation or other liability outstanding thereunder.

                  DEBT:  of any Person means, without duplication,

                  (i) the principal of and due and payable premium (if any), and interest in respect of (1) indebtedness of such Person for money borrowed and (2) indebtedness evidenced by notes, debentures, bonds or other similar interests for the payment of which such Person is responsible or liable (but excluding sight drafts that evidence trade accounts payable arising in the ordinary course of business and excluding Capital Stock);

                  (ii) all Capitalized Lease Obligations of such Person;

                  (iii) all obligations of such person issued or assumed as the deferred purchase price of property;

                  (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i), (ii) and (iii) above), entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later

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         than the third  Business  Day  following  receipt  by such  person of a demand for reimbursement following payment on the letter of credit);

                  (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons the payment of which, in either case, such Person is responsible or liable as obligor, guarantor or otherwise; and

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; provided that Debt shall not include obligations with respect to insurance policies, annuities, guaranteed investment contracts, and similar products underwritten by, or reinsurance agreements entered into by, any Person that is an insurance corporation.

                  EVENT OF DEFAULT: as defined in the Subordinated Indenture and in any supplemental indenture.

                  GAAP:  generally accepted accounting principles.

                  GUARANTEE PAYMENTS: the following payments, without duplication, to the extent not paid by the Company: (i) any accrued and unpaid interest under the Notes and (ii) the principal amounts outstanding under the Notes when due and payable.

                  HEDGING OBLIGATIONS: all liabilities of Guarantor under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements or agreements designed to protect against fluctuations in interest rates or currency exchange rates.

                  HOLDER: any registered owner from time to time of Notes provided, however, that in determining whether the Holders of the requisite percentage of the Notes have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor, either directly or indirectly.

                  LIEN: any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever.

                  PERSON:   any  individual,  corporation,  partnership,   joint
         venture, limited liability company, association, joint-stock

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         company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  SENIOR INDEBTEDNESS: at any date, without duplication, whether outstanding on the date of execution of this Agreement or thereafter created, assumed or otherwise incurred: (a) all obligations of Guarantor for borrowed money or in respect of loans or advances; (b) all obligations of Guarantor evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations in respect of letters of credit, whether or not drawn, and bankers' acceptances issued for the account of Guarantor; (d) all Capitalized Lease Obligations in accordance with GAAP, and Debt secured by a Lien on property owned or being purchased by Guarantor (including Debt arising under conditional sales or other title retention agreements); (e) any Debt of a partnership in which Guarantor is a general partner; and (f) all Contingent Obligations of Guarantor in connection with the foregoing; provided that Senior Indebtedness shall not be deemed to include any Senior Indebtedness of the type described above under clauses (a) through (f) which is subordinate or junior in ranking to the Guarantee Payments.

                  SENIOR SUBORDINATED DEBT: any Debt of the Guarantor (whether outstanding on the date hereof or hereafter incurred) that specifically provides that such Debt ranks pari passu with other Senior Subordinated Debt of the Guarantor and is not subordinated to any Debt of the Guarantor which is not Senior Indebtedness.

                  SUBORDINATED DEBT:  any  Debt   of   the   Guarantor  (whether
         outstanding  on  the  date  hereof  or  hereafter incurred)   which is
         subordinate or junior in right of payment to any Senior Subordinated Debt.

                  SUBORDINATED INDENTURE: the Indenture, dated as of September 29, 1994, between the Company and LTCB Trust Company, as Trustee.

                                   ARTICLE II

                                  The Guarantee

         2.1. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (except to the extent paid by the Company), as and when due. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Company to pay such amounts to the Holders.

         2.2. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may

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apply, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         2.3. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Company of any express or implied agreement, covenant, term or condition relating to the Notes to be performed or observed by the Company;

                  (b) the extension of time for the payment by the Company of all or any portion of the sums payable under the terms of the Notes or the extension of time for the performance of any other obligations under, arising out of, or in connection with, the Notes;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Notes or any action on the part of the Company granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company or any of the assets of the Company;

                  (e) any invalidity   or illegality of, or defect or deficiency
         in, any of the Notes;

                  (f) the  settlement or   compromise of   any obligation hereby
         guaranteed or incurred;

                  (g) any reduction, limitation, impairment or termination of the obligations of the Company under the Notes for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the obligations of the Company under the Notes; or


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                  (h) any other condition or event that would otherwise  release the Guarantor from its obligations under this Guarantee Agreement.

There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         2.4. This Guarantee Agreement shall be reinstated in respect of any of the obligations under the Notes if at any time payment, or any part thereof, of such obligations is rescinded or must otherwise be restored or returned by a Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

         2.5. This is a guarantee of payment and not of collection. A Holder may enforce this Guarantee Agreement directly against the Guarantor, and the Guarantor will waive any right or remedy to require that any action be brought against the Company or any other person or entity before proceeding against the Guarantor. Subject to Section 2.5, all waivers herein contained shall be without prejudice to the Holders' right, at the Holders' option, to proceed against the Company, whether by separate action or by joinder. The Guarantor agrees that this Guarantee Agreement shall not be discharged except by payment of the Guarantee Payments in full (to the extent not paid by the Company) and by complete performance of all obligations of the Guarantor contained in this Guarantee Agreement.

         2.6. The Guarantor shall be subrogated to all rights (if any) of the Holders against the Company in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment of any amount in respect of which payment has been made to the Holders by the Guarantor pursuant to Section 2.1; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of a payment under this Guarantee Agreement, if at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to pay over such amount to the Holders.

         2.7. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Company with respect to the Notes and that the Guarantor shall be liable as principal and sole debtor hereunder to make Guarantee Payments

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pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (h), inclusive, of Section 2.3.

                                   ARTICLE III

                             Status of the Guarantee

         This Guarantee Agreement constitutes an unsecured obligation of the Guarantor. Guarantor and the Company covenant and agree that all Guarantee Payments shall be subordinated and subject to the prior payment in full, in cash or payment provided for in cash or cash equivalents in a manner satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness. The obligations of the Guarantor hereunder shall in all respects rank pari passu with all Subordinated Debt, and only indebtedness of the Guarantor which is Senior Indebtedness or Senior Subordinated Debt shall rank senior to the obligations of the Guarantor hereunder in accordance with the provisions set forth herein. The provisions of this Article III are made for the benefit of all present and future holders of Senior Indebtedness, and any such holder may proceed to enforce such provisions.

                                   ARTICLE IV

                          Termination of the Guarantee

         4.1. This Guarantee Agreement shall terminate and be of no further force and effect as to the Notes upon either (i) full payment of the redemption price (including all accrued and unpaid interest) for all outstanding Notes or
(ii) full payment of the amounts payable to the Holders under the Notes.

                                    ARTICLE V

                     Miscellaneous Agreements and Provisions

         5.1. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders. The Guarantor shall not assign its obligations hereunder without the prior approval of the Holders (excluding the Guarantor and any of its Affiliates) of not less than 50% of the principal amount of the Notes then outstanding given either in writing or by vote at a duly constituted meeting of such Holders. Notwithstanding the foregoing, no assignment hereunder shall be binding against a Holder who did not vote in favor of such assignment unless such assignment was by operation of law or the assignee has a credit rating from Standard & Poors Corporation of the same as or better than the Guarantor.


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         5.2. Except with respect to amendments that do not adversely affect the rights of Holders (in which case no vote will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders (excluding the Guarantor and any of its Affiliates) of not less than 50% in principal amount of the Notes then outstanding given either in writing or by vote at a duly constituted meeting of such Holders who may be present in person or by proxy.

         5.3. Any notice, request or other communication required or permitted to be given hereunder to the Guarantor shall be given in writing and delivered personally or by telegram, facsimile transmission or registered or certified mail (return receipt requested) at the following address and, if so given, shall be deemed effective when received, to it:

                                  Conseco, Inc.
                          11825 N. Pennsylvania Street
                              Carmel, Indiana 46032
                           Facsimile No.:  (317) 817-6327
                           Attention:       Lawrence W. Inlow, Esq.,
                                             Executive Vice President
                                              and General Counsel

Any notice, request or other communication required or permitted to be given hereunder to the Holders shall be given by the Guarantor in the same manner as notices sent by the Company to the Holders.

         5.4. The masculine and neuter genders used herein shall include the masculine, feminine and neuter genders.

         5.5 This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Notes.

         5.6. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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         THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                        CONSECO, INC.


                                       By:  /s/ ROLLIN M. DICK
                                           -----------------------------
                                           Rollin M. Dick,
                                           Executive Vice President
Accepted and Agreed:
AMERICAN LIFE HOLDING COMPANY


By: /S/ DONALD F. GONGAWARE
    ------------------------
   Donald F. Gongaware,
     Executive Vice President

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